UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
FORM 8-K
___________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 1, 2020
SILA REALTY TRUST, INC.
(Exact Name of Registrant as Specified in Its Charter)
___________________________________________

Maryland	000-55435	46-1854011
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4890 West Kennedy Blvd.
Suite 650
Tampa, Florida 33609
(Address of principal executive offices)
(813) 287-0101
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 7.01    Regulation FD Disclosure.
On December 8, 2020, Sila Realty Trust, Inc. (the "Company") issued a press release announcing an estimated per share net asset value ("NAV") of $8.69 of each of the Company’s Class A common stock, Class I common stock, Class T common stock and Class T2 common stock (collectively, the “Estimated Per Share NAV”), as discussed in greater detail in Item 8.01 of this Current Report on Form 8-K below. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference solely for purposes of this Item 7.01 disclosure.
The information in Item 7.01 and Item 9.01 of this Current Report, including the exhibits hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section; and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, unless it is specifically incorporated by reference therein.
Item 8.01    Other Events.
Determination of the Estimated Per Share Net Asset Value
On December 1, 2020, the Company's board of directors (the "Board"), at the recommendation of the Audit Committee of the Board (the “Committee”), comprised solely of independent directors, unanimously approved and established the Estimated Per Share NAV. The Estimated Per Share NAV is based on the estimated value of the Company’s assets less the estimated value of the Company’s liabilities, divided by the approximate number of shares outstanding on a fully diluted basis, calculated as of September 30, 2020 (the “Valuation Date”). The Company is providing the Estimated Per Share NAV to assist broker-dealers that participated in the Company's offering in connection with their obligations under the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 2231 with respect to customer account statements. This valuation was performed in accordance with the provisions of Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Institute for Portfolio Alternatives (formerly known as the Investment Program Association) (the “IPA”) in April 2013 (the “IPA Valuation Guidelines”), in addition to guidance from the U.S. Securities and Exchange Commission (“SEC”). The Company believes that there were no material changes between the Valuation Date and the date of this filing that would impact the Estimated Per Share NAV; however, the Company continues to monitor and assess the impacts that the outbreak of the COVID-19 may have on the Company’s business, tenants and operating partners, and on the U.S. and global economies. The possible impact of the COVID-19 pandemic on the future value of the Company’s assets may be significant and will largely depend on future developments, which are highly uncertain and cannot be predicted. Therefore, although the Company intends to publish an updated Estimated Per Share NAV on an annual basis, the Company may be required to reevaluate the Estimated Per Share NAV sooner if the COVID-19 outbreak has a material adverse impact on the Company, its tenants or its assets.
The Committee, pursuant to authority delegated by the Board, was responsible for the oversight of the valuation process, including the review and approval of the valuation process and methodology used to determine the Company’s Estimated Per Share NAV, the consistency of the valuation and appraisal methodologies with real estate industry standards and practices and the reasonableness of the assumptions used in the valuations and appraisals.
The Estimated Per Share NAV was determined after consultation with Cushman & Wakefield Western, Inc. ("Cushman & Wakefield"), an independent third-party valuation firm. The engagement of Cushman & Wakefield was approved by the Committee. Cushman & Wakefield prepared an appraisal report (the “Appraisal Report”) summarizing key information and assumptions and providing an appraised value on 152 of the 153 properties (the “Cushman & Wakefield Appraised Properties”) in the Company’s portfolio as of September 30, 2020. Cushman & Wakefield also prepared a net asset value report (the “NAV Report”, and, together with the Appraisal Report, the “Reports”), which estimates the NAV of each of the Company’s Class A common stock, Class I common stock, Class T common stock and Class T2 common stock as of September 30, 2020. The NAV Report relied upon the Appraisal Report for the Cushman & Wakefield Appraised Properties, the purchase price of one property acquired on September 8, 2020 (the "Purchase Price Property"), and Cushman & Wakefield's estimate of the Company's notes receivable, goodwill, notes payable, credit facility and other assets and other liabilities, to calculate an estimated NAV per share of each of the Company’s Class A common stock, Class I common stock, Class T common stock and Class T2 common stock. The valuation was prepared in conformity with the standard industry practice consistent with the "appraised value methodology" as defined in FINRA Regulatory Notice 15-02 as well as the IPA Valuation Guideline.
Upon the Committee’s receipt and review of the Reports, the Committee recommended $8.69 as the Estimated Per Share NAV of each of the Company’s Class A common stock, Class I common stock, Class T common stock and Class T2 common stock as of September 30, 2020, to the Board for the Board's approval. Upon the Board’s receipt and review of the Reports and recommendation of the Committee, on December 1, 2020, the Board approved $8.69 as the Estimated Per Share NAV of each of the Company’s Class A common stock, Class I common stock, Class T common stock and Class T2 common stock as of September 30, 2020.
The table below sets forth the calculation of the Company’s Estimated Per Share NAV as of September 30, 2020, as well as the comparable calculation as of October 31, 2019.

Estimated Per Share NAV
(In Thousands, Except Share and Per Share Data)

	As of September 30, 2020			As of October 31, 2019
	Value		Per Share	Value		Per Share
Assets
Total Real Estate, Net	$3,278,978	(1)	$14.80	$3,236,135		$14.62
Cash and Cash Equivalents	75,505		0.34	76,320		0.34
Other Assets	24,425		0.11	21,427		0.10
Notes Receivable	30,700		0.14	2,700		0.01
Goodwill	39,529		0.18	—		—
Total Assets	3,449,137		15.57	3,336,582		15.07

Liabilities & Stockholders' Equity
Liabilities:
Notes Payable	463,941		2.10	468,918		2.12
Credit Facility	983,000		4.44	908,000		4.10
Accounts Payable Due to Affiliates	—		—	3,209	(2)	0.01
Accounts Payable and Other Liabilities	75,895	(2)	0.34	41,894		0.19
Total Liabilities	1,522,836		6.88	1,422,021		6.42

Stockholders' Equity	1,926,301		8.69	1,914,561		8.65
Less: Advisor Promote	—	(3)	—	—		—
Stockholders' Equity, Net of Promote	$1,926,301		$8.69	$1,914,561		$8.65

Fully Diluted Shares Outstanding			221,584,149			221,395,999

(1)    Includes Purchase Price Property for an aggregate value of $11.0 million.

(2)    Excludes accrued distribution and servicing fees payable to the dealer manager in connection with Class T shares and Class T2 shares. Effective September 30, 2020, as a result of the internalization transaction closing, the dealer manager is no longer an affiliate of the Company.
(3)    Effective September 30, 2020, as a result of the Company's internalization transaction of its external management functions that were provided by Carter Validus Advisors II, LLC and its affiliates, there is no longer an advisor promote calculation required in the above calculation.
Methodology and Key Assumptions
In determining the Estimated Per Share NAV, the Board considered the recommendation of the Committee and the Reports provided by Cushman & Wakefield. The Company’s goal in calculating the Estimated Per Share NAV is to arrive at a value that is reasonable and supportable using what the Committee and the Board each deems to be appropriate valuation methodologies and assumptions.
FINRA’s current rules provide no guidance on the methodology a company must use to determine its Estimated Per Share NAV. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different Estimated Per Share NAV, and these differences could be significant.
Independent Valuation Firm
Cushman & Wakefield was selected by the Committee to appraise and provide a value on the Cushman & Wakefield Appraised Properties. Cushman & Wakefield is engaged in the business of appraising commercial real estate properties and is not affiliated with the Company. The compensation the Company paid to Cushman & Wakefield related to the valuation is based on the scope of work and not on the appraised values of the Company’s real estate properties. The appraisals were performed in accordance with the Code of Ethics and the Uniform Standards of Professional Appraisal Practice, or USPAP, the real estate appraisal industry standards created by The Appraisal Foundation. The Appraisal Report was reviewed, approved and signed by an individual with the professional designation of MAI licensed in the state where each real property is located. In preparing its Reports, Cushman & Wakefield did not, and was not requested to, solicit third-party indications of interest for the Company’s common stock in connection with possible purchases thereof or the acquisition of all or any part of the Company.
Cushman & Wakefield collected reasonably available material information that it deemed relevant in appraising the Company’s real estate properties. Cushman & Wakefield relied, in part, on property-level information provided by the Company, including: historical and projected operating revenues and expenses, property lease agreements and/or lease abstracts, information regarding recent or planned capital expenditures, property site and building plans, loan information and other third party reports such as environmental, physical condition reports, etc.
In conducting its analyses, Cushman & Wakefield took into account customary and accepted financial and commercial procedures and considerations as they deemed relevant. Although Cushman & Wakefield reviewed information supplied or otherwise made available by the Company for reasonableness, they assumed and relied upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to them by any other party and did not independently verify any such information. Cushman & Wakefield has assumed that any operating or financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Cushman & Wakefield were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the Company’s management and the Board. Cushman & Wakefield relied on the Company to advise it promptly if any information previously provided became inaccurate or was required to be updated during the period of its review.

In performing its analyses, Cushman & Wakefield made numerous other assumptions as of various points in time with respect to industry performance, general business, economic and regulatory conditions, and other matters, many of which are beyond its control and the Company’s control. Cushman & Wakefield also made assumptions with respect to certain factual matters. For example, unless specifically informed to the contrary, Cushman & Wakefield assumed that the Company has clear and marketable title to each real estate property appraised, that no title defects exist, that any improvements were made in accordance with law, that no hazardous materials are present or were present previously, that no significant deed restrictions exist, and that no changes to zoning ordinances or regulations governing use, density or shape are pending or being considered. Furthermore, Cushman & Wakefield’s analyses, opinions and conclusions were necessarily based upon market, economic, financial and other circumstances and conditions existing as of or prior to the date of the Appraisal Report, and any material change in such circumstances and conditions may affect Cushman & Wakefield’s analyses and conclusions. The Appraisal Report contains other assumptions, qualifications and limitations that qualify the analyses, opinions and conclusions set forth therein. Furthermore, the prices at which the Company’s real estate properties may actually be sold could differ from Cushman & Wakefield’s analyses.
Cushman & Wakefield is engaged in the business of appraising commercial real estate properties similar to those owned by the Company in connection with public security offerings, private placements, business combinations and similar transactions. The Company does not believe that there are any material conflicts of interest between Cushman & Wakefield and the Company. The Company engaged Cushman & Wakefield, with approval from the Committee, to deliver its Reports to assist in the NAV calculation and Cushman & Wakefield received compensation for those efforts. In addition, the Company has agreed to indemnify Cushman & Wakefield against certain liabilities arising out of this engagement. Cushman & Wakefield may from time to time in the future perform other services for the Company, so long as such other services do not adversely affect the independence of Cushman & Wakefield as certified in the applicable Appraisal Report.
Although Cushman & Wakefield considered any comments received from the Company relating to its Reports, the final appraised values of the Company’s real estate properties were determined by Cushman & Wakefield. The Reports are addressed solely to the Committee to assist it in calculating and recommending to the Board an Estimated Per Share NAV of the Company’s common stock. The Reports are not addressed to the public, may not be relied upon by any other person to establish an Estimated Per Share NAV of the Company’s common stock, and do not constitute a recommendation to any person to purchase or sell any shares of the Company’s common stock.
The foregoing is a summary of the standard assumptions, qualifications and limitations that generally apply to the Reports. The Reports, including the analysis, opinions and conclusions are qualified by the assumptions, qualifications and limitations set forth in the respective reports.
Real Estate Valuation
As described above, the Company engaged Cushman & Wakefield to provide an appraisal of the Cushman & Wakefield Appraised Properties consisting of 152 of the 153 properties in the Company’s portfolio as of September 30, 2020. In preparing the Appraisal Report, Cushman & Wakefield, among other things:
•performed site visits at certain Appraised Properties, analyzed rental data and considered the input of brokers, property developers, public officials etc.;
•reviewed and relied upon Company-provided data regarding the size, year built, construction quality and construction type of the properties in order to understand the characteristics of the existing improvements and underlying land;
•reviewed and relied upon Company-provided data regarding leases, real estate taxes and operating expense data for the Appraised Properties;

•reviewed and relied upon the Company-provided financial statements as of September 30, 2020;
•researched the market by means of publications, public and private databases and other resources to measure current market conditions, supply and demand factors, and growth patterns and their effect on the properties; and
•performed other analyses and studies and considered other factors as Cushman & Wakefield considered appropriate.

Cushman & Wakefield employed the income capitalization approach and sales comparison approach to estimate the value of the Cushman & Wakefield Appraised Properties.
Income Capitalization Approach – first determines the income-producing capacity of a property by using contract rents on existing leases and by estimating market rent from rental activity at competing properties for the vacant space. Deductions are then made for vacancy and collection loss and operating expenses. The resulting net operating income is divided by an overall capitalization rate to derive an opinion value. This method is referred to as Direct Capitalization. Related to the Direct Capitalization method is the Discounted Cash Flow method, in which periodic cash flows are discounted to a present value using an internal rate of return that is determined by analyzing current investor yield requirements for similar investments. Cushman & Wakefield utilized the Income Capitalization Approach to estimate the value for 148 of 152 Appraised Properties.
Sales Comparison Approach – The sales comparison approach estimates value based on what other purchasers and sellers in the market have agreed to as the price for comparable improved properties. This approach is based upon the principle of substitution, which states that the limits of prices, rents, and rates tend to be set by the prevailing prices, rents, and rates of equally desirable substitutes. Cushman & Wakefield utilized the Sales Comparison Approach to estimate the value for 4 of 152 Appraised Properties.
The Appraisal Report summarizes key inputs and assumptions and provides a value for each of the Cushman & Wakefield Appraised Properties that Cushman & Wakefield appraised using financial information provided by the Company. From such review, Cushman & Wakefield selected the appropriate cash flow discount rates, residual discount rates, and terminal capitalization rates in its discounted cash flow analysis and the appropriate direct capitalization rate in its direct capitalization analysis. For the Sales Comparison Approach, Cushman & Wakefield used a unit of comparison such as price per square foot of building area or effective gross income multiplier. In the NAV Report, the Purchase Price Property was included at its purchase price and determined in accordance with GAAP.
As of September 30, 2020, the Company owned 153 real estate properties. The total aggregate purchase price of these properties, inclusive of the purchase price of 60 properties acquired in the merger with Carter Validus Mission Critical REIT, Inc. on October 4, 2019, one of which was sold on May 28, 2020, was approximately $3,114.7 million and determined in accordance with GAAP. In addition, through the Valuation Date, the Company had invested $98.2 million in capital improvements on its real estate properties. As of the Valuation Date, the total value of the Cushman & Wakefield Appraised Properties and the Purchase Price Property was approximately $3,279.0 million. This represents an approximately 2.06% increase in the total value of the real estate assets over the aggregate purchase price and aggregate improvements.
While the Company believes that Cushman & Wakefield’s assumptions and inputs are reasonable, a change in these assumptions and inputs would significantly impact the calculation of the appraised value of the Cushman & Wakefield Appraised Properties and thus, the Estimated Per Share NAV. Assuming the value conclusion for each Cushman & Wakefield Appraised Property is based on the method being sensitized and all other factors remain unchanged, an increase of 25 basis points to the overall capitalization rate for the properties valued via the Direct Capitalization method, a 5% reduction to the overall value conclusion for the Appraised Properties valued using the Discounted Cash Flow method and /or the Sales

Comparison approach, would decrease the value of the Appraised Properties to approximately $3,158.3 million. Similarly, a decrease of 25 basis points to the overall capitalization rate for the properties valued via the Direct Capitalization method, a 5% increase to the overall value conclusion for the Appraised Properties valued using the Discounted Cash Flow method and /or the Sales Comparison approach, would increase the value of the Appraised Properties to approximately $3,408.5 million.
Notes Payable
Values for the Company’s notes payable (the "Notes Payable") were estimated by Cushman & Wakefield using a discounted cash flow analysis, which used inputs based on the remaining loan terms and estimated current market interest rates for notes payable with similar characteristics, including remaining loan term, loan-to-value ratios, debt-service-coverage ratios, prepayment terms, and collateral property attributes. The current market interest rate was generally determined based on market rates for available comparable debt. The estimated current market interest rates ranged from 2.4% to 4.6% for the Notes Payable.
As of September 30, 2020, Cushman & Wakefield’s estimated fair value of the Company’s Notes Payable was $463.9 million. The weighted-average discount rate applied to the future estimated debt payments of the Notes Payable was approximately 3.1%.
Cash, Goodwill, Notes Receivable, Other Assets, Other Liabilities and Credit Facility
The fair value of the Company’s cash, goodwill, notes receivable, other assets, credit facility and other liabilities were estimated by the Company and reviewed by Cushman & Wakefield to approximate carrying value as of the Valuation Date.
The carrying value of the Company's notes receivable and a majority of the Company’s other assets and liabilities are considered to equal their fair value due to their short maturities or liquid nature. Certain balances, such as straight-line rent receivable, lease intangible assets and liabilities, right-of-use assets and operating lease liability and deferred financing costs, have been eliminated for the purpose of the valuation due to the fact that the values of those balances were already considered in the valuation of the respective investments. As of September 30, 2020, the estimated total liability for distribution and servicing fees in accordance with GAAP was $3.8 million. The estimated liability for distribution and servicing fees was eliminated for the purpose of the valuation because the Company will not be obligated to pay distribution and servicing fees in the event the portfolio is liquidated.
The Board’s Determination of the Estimated Per Share NAV
Based upon a review of the Reports provided by Cushman & Wakefield, upon the recommendation of the Committee, the Board estimated the per share NAV for each of the Class A common stock, Class I common stock, Class T common stock and Class T2 common stock to be $8.69.
Limitations of the Estimated Per Share NAV
The various factors considered by the Board in determining the Estimated Per Share NAV were based on a number of assumptions and estimates that may not be accurate or complete. As disclosed above, the Company is providing the Estimated Per Share NAV to assist broker-dealers that participated in the Company’s public offerings in meeting their customer account statement reporting obligations. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions. Different parties with different assumptions and estimates could derive a different Estimated Per Share NAV. The value of the Company’s shares will fluctuate over time in response to developments related to individual assets in the Company’s portfolio and the management of those assets and in response to the real estate and finance markets. The Estimated Per Share NAV is not audited and does not represent the fair value of the Company’s assets or liabilities in accordance with GAAP. The Estimated Per Share NAV does not reflect a discount for the fact that the Company was externally managed until the internalization transaction closing on September 30, 2020, nor does it reflect a real estate portfolio premium/discount compared to the sum of the individual property values. The Estimated Per Share NAV also does not take into account estimated disposition costs for real estate properties that are not pending dispositions.
Accordingly, with respect to the Estimated Per Share NAV, the Company can give no assurance that:
•a stockholder would be able to resell his or her Class A shares of common stock, Class I shares of common stock, Class T shares of common stock or Class T2 shares of common stock at the Estimated Per Share NAV;
•a stockholder would ultimately realize distributions per share equal to the Company’s Estimated Per Share NAV upon liquidation of the Company’s assets and settlement of its liabilities or a sale of the Company;
•the Company’s shares of Class A common stock, Class I common stock, Class T common stock and Class T2 common stock would trade at the Estimated Per Share NAV on a national securities exchange;
•a different independent third-party appraiser or other third-party valuation firm would agree with the Company’s Estimated Per Share NAV; or
•the Estimated Per Share NAV, or the methodology used to estimate the Company’s Estimated Per Share NAV, will be found by any regulatory authority to comply with ERISA, the Internal Revenue Code of 1986, as amended, or other regulatory requirements.
Similarly, the amount a stockholder may receive upon repurchase of his or her shares, if he or she participates in the Company’s share repurchase program, may be greater than or less than the amount a stockholder paid for the shares, regardless of any increase in the underlying value of any assets owned by the Company.
The Estimated Per Share NAV is based on the estimated value of the Company’s assets less the estimated value of the Company’s liabilities divided by the number of shares outstanding on a fully diluted basis, calculated as of September 30, 2020. The Estimated Per Share NAV was based upon 221,584,149 shares of equity interest outstanding as of September 30, 2020, which was comprised of (i) 221,528,870 outstanding shares of the Company’s common stock, plus (ii) 55,279 shares of unvested restricted Class A common stock issued to the Company’s independent directors, which shares vest ratably over time.
Further, the value of the Company’s shares will fluctuate over time as a result of, among other things, developments related to individual assets and responses to the real estate and capital markets including, but not limited to, changes in real estate values as a result of the COVID-19 pandemic. Specifically, due to the COVID-19 pandemic, there is risk and uncertainty in commercial real estate values. The impact of the COVID-19 pandemic on commercial real estate values may be significant and will largely depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the COVID-19 pandemic, the success of actions taken to contain or treat the outbreak, and reactions by consumers, companies, governmental entities and capital markets.
The Board intends for the Company to, through a third-party valuation firm, perform a valuation of the Company’s assets and liabilities on at least an annual basis in order to determine an updated estimated per share NAV of each of the Company’s Class A common stock, Class I common stock, Class T common stock and Class T2 common stock, in accordance with IPA Valuation Guideline, but is not required to update the Estimated Per Share NAV more frequently than annually.

Revised Purchase Prices under the Distribution Reinvestment Plan
On December 1, 2020, the Board approved the per share price of $8.69 for the purchase of Class A shares, Class I shares, Class T shares and Class T2 shares pursuant to the Company's distribution reinvestment plan (the "DRIP"), which will be effective January 1, 2021, until such time as the Board provides a new estimated NAV per share.
As provided under the DRIP, a participant may terminate or modify his or her participation in the DRIP at any time without penalty by delivering a written notice to the administrator. To be effective for any distribution, such termination notice must be received by the administrator at least 10 days prior to the last day of the distribution month to which the distribution relates. Any written notice of termination should be sent by mail to Sila Realty Trust, Inc. c/o DST Systems, Inc., P.O. Box 219359, Kansas City, MO 64121-9359.
Any Estimated Per Share NAV approved by the Board in the future may be higher or lower than the most recently disclosed Estimated Per Share NAV of $8.69 for each of the Company's Class A common stock, Class I common stock, Class T common stock or Class T2 common stock, which may cause the purchase prices under the DRIP to increase or decrease accordingly. The prices under the DRIP are not a representation, warranty or guarantee that (i) a stockholder would be able to realize such per share amounts if such stockholder attempts to sell his or her shares; (ii) a stockholder would ultimately realize distributions per share equal to such per share amounts upon the liquidation or sale of the Company; (iii) shares of the Company's common stock would trade at such per share amounts on a national securities exchange; or (iv) a third party would offer such per share amounts in an arm’s-length transaction to purchase all or substantially all of the Company's shares of common stock.
Revised Purchase Prices under the Share Repurchase Program
As a result of the Board’s determination of the Estimated Per Share NAV of $8.69 as of the Valuation Date, the Estimated Per Share NAV shall serve as the purchase price of the shares of Class A common stock, Class I common stock, Class T common stock and Class T2 common stock for purposes of the Company's share repurchase program, effective on the first quarter repurchase date of 2021 (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like).
Forward-Looking Statements
Certain statements contained in this Current Report on Form 8-K, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business and the Estimated Per Share NAV of the Company’s common stock. Cushman & Wakefield relied on forward-looking information, some of which was provided by or on behalf of the Company, in preparing its valuation materials. Therefore, neither such statements nor Cushman & Wakefield’s valuation materials are intended to, nor shall they, serve as a guarantee of the Company’s performance in future periods. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as updated by the Company’s subsequent Quarterly Reports on From 10-Q for the periods ended March 31, 2020, June 30, 2020 and September 30, 2020 filed with the

SEC. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K and in the Company’s other filings with the SEC. Among the factors that may cause fluctuations in the value of the Company’s shares over time are developments related to individual assets and responses to the real estate and capital markets, including, but not limited to, changes in real estate values as a result of the COVID-19 pandemic. Specifically, due to the COVID-19 pandemic, there is risk and uncertainty in commercial real estate values. Further, the Estimated Per Share NAV was calculated as of a moment in time, and is not a representation, warranty or guarantee that (i) a stockholder would be able to realize an amount equal to the Estimated Per Share NAV if such stockholder attempts to sell his or her shares; (ii) a stockholder would ultimately realize distributions per share equal to the Estimated Per Share NAV upon the Company’s liquidation or sale; (iii) shares of the Company’s common stock would trade at the Estimated Per Share NAV on a national securities exchange or (iv) a different independent third-party appraiser or other third-party valuation firm would agree with the Company’s Estimated Per Share NAV. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s Estimated Per Share NAV.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated December 8, 2020.
99.2	Consent of Cushman & Wakefield Western, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILA REALTY TRUST, INC.

Dated: December 8, 2020	By:	/s/ Kay C. Neely
	Name:	Kay C. Neely
	Title:	Chief Financial Officer